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Cane & Company, LLC

Affiliated with O'Neill Ritchie Taylor Law Corporation
of Vancouver, British Columbia, Canada
                                                   ___________________
Michael A. Cane*         Stephen F.X. O'Neill**    Gary R. Henrie+
Leslie L. Kapusianyk**   Michael H. Taylor***      Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, Nevada 89102

November  27,  2001

Green  Fusion  Corporation
810  Peace  Portal  Drive,  Suite  201
Blaine,  Washington  98230

Attention:  Evan  Baergen,  President

Re:  Green  Fusion  Corporation  Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

We have acted as counsel for Green Fusion Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its Consultant Agreements (the "Agreements"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction. Based upon and subject to the foregoing, we are of the opinion that under Nevada law, when (i) the Registration Statement becomes effective, (ii) the consultants have performed the consideration as required by the consulting agreement, (iii) the Shares are issued pursuant to the terms of the Plan, and (iv) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing  Member


     *Licensed Nevada, California, Washington and Hawaii State Bars
    ** British Columbia Bar only; ***Nevada and British Columbia Bars;
                 +Utah Bar only; ++California Bar only


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Green  Fusion  Corporation
November  27,  2001
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael A. Cane
_____________________________
Michael  A.  Cane,  attorney  and
Managing  Member


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